EXHIBIT 10.8

SSG MCCORDSVILLE LLC

12th FLOOR

11 HANOVER SQUARE

NEW YORK, NEW YORK 10005

July 21, 2016

Richard Braun

Gray Eagle Development, LLP

6054 E. 10th Street

Indianapolis, IN 46219

Re:	Agreement for Sale and Purchase by and between GRAY EAGLE

DEVELOPMENT, LLP (“Seller”) and SSG MCCORDSVILLE LLC (“Buyer”),

dated May 9, 2016, as amended by that letter amendment dated June 22, 2016 (as amended, the “Agreement”) for real property located in the City of Fishers, Hamilton County, Indiana

Dear Mr. Braun:

This letter (the “Amendment”) shall confirm the agreement of Seller and Buyer to establish August 10, 2016 as the Feasibility Study Period Termination Date under the Agreement.

Except as provided above, the Agreement shall remain unaltered and in full force.  This Amendment constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements or undertakings.  Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed thereto in the Agreement.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which when taken together shall constitute one and the same instrument.  Executed copies of this Amendment delivered by facsimile or electronic mail may be relied upon by the parties as originals.

Best regards,

SSG MCCORDSVILLE LLC

By:
Mark C. Winmill, President

Agreed to, Accepted and Intending to be Bound Hereby:

GRAY EAGLE DEVELOPMENT, LLP

By:
Richard Braun, Authorized Signatory

Dated: July ___, 2016